SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                       FORM 8-K
                               CURRENT REPORT PURSUANT
                            TO SECTION 13 OR 15(D) OF THE
                        SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of Earliest Event Reported):  May 23, 1994

                            IDB COMMUNICATIONS GROUP, INC.
                (Exact Name of Registrant as Specified in its Charter)

                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)

                           0-14972                   93-0933098
                         (Commission                (I.R.S. Employer
                           File No.)               Identification No.)

    10525 WEST WASHINGTON BOULEVARD, CULVER CITY, CALIFORNIA      90232-1922
        (Address of Principal Executive Offices)                  (Zip Code)

                                    (213) 870-9000
                 (Registrant's Telephone Number, Including Area Code)


























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          ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

               On May 23, 1994, the Registrant was informed by its independent auditors, Deloitte & Touche ("Deloitte"), of Deloitte's resignation, effective as of that date.

               The reports of Deloitte on the financial statements of the Registrant for each of the two fiscal years in the period ended December 31, 1993 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

	              In the opinion of management of the Registrant, the financial statements contained in the Registrant's report on Form 10-Q for the first quarter of 1994 appropriately reflect all business transactions and all adjustments necessary for a fair presentation of the financial position and the results of operations of the Registrant for the periods presented.

               On April 25, 1994, prior to the Registrant's release of its financial results for the first quarter of 1994, Deloitte informed the Registrant that Deloitte questioned various adjustments that constituted a material portion of the first quarter results. Thereafter, and prior to the prescribed due date for its Quarterly Report on Form 10-Q for the first quarter of 1994, the Registrant resolved certain of these issues to the satisfaction of Deloitte. Deloitte, however, informed the Registrant that Deloitte had concerns regarding the adequacy of the documentation presented to them and the timing for certain business transactions, and that as a result a material portion of the first quarter net earnings was not, in the opinion of Deloitte, adequately supported. On May 16, 1994 (the prescribed due date for the Form 10-Q), the Registrant filed a Notification of Late Filing on Form 12b-25. After a thorough investigation of these and other business transactions related to the first quarter of 1994, the Registrant provided Deloitte with additional documentation; however, Deloitte was unable to satisfy itself with such transactions prior to the fifth calendar day following the prescribed due date. Management of the Registrant was prepared to further delay filing of the Form 10-Q in its effort to satisfy Deloitte. On May 23, 1994, however, Deloitte abruptly resigned, and the Registrant subsequently filed its Form 10-Q later that day. Subsequent to its resignation, Deloitte has orally informed the Registrant that the failure to resolve these issues prior to Deloitte's resignation constitutes a "disagreement" or "disagreements" required to be reported pursuant to Item 304 of Regulation S-K.

               Deloitte had previously expressed concern to the Registrant, in connection with the Registrant's first quarter 1992 financial results, over the accuracy of the Registrant's internally generated financial statements and the process surrounding the earnings release for that quarter. These matters were resolved to Deloitte's satisfaction, and Deloitte subsequently informed the Registrant that the condition of the Registrant's underlying accounting records had improved dramatically. Since the second quarter of 1992, Deloitte has undertaken quarterly reviews of the Registrant's financial statements, and had never again criticized the Registrant's procedures. In fact, Deloitte complimented the Registrant on the Registrant's improved procedures and internal controls earlier this year in connection with Deloitte's audit of the Registrant's financial results for the year ended December 31, 1993. Notwithstanding the satisfactory resolution of these matters, Deloitte subsequent to its resignation orally informed the Registrant that its


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          concern with respect to the financial results for the first quarter of 1992 may have constituted a "reportable event" within the meaning of Item 304 of Regulation S-K.

               As a result of its concerns in 1992 and the events surrounding the release and reporting of the Registrant's financial results for the first quarter of 1994, Deloitte has questioned the adequacy of the Registrant's procedures relating to its interim financial reporting and has advised the Registrant that Deloitte has questions concerning its ability to rely on management's representations.

               Deloitte has never presented a written report, or otherwise communicated its concerns in writing, to the Registrant or the Audit Committee of the Board of Directors of the Registrant, and, prior to its resignation, Deloitte had not informed the Registrant of the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-K.

               The Audit Committee of the Board of Directors of the Registrant and representatives of Deloitte met and discussed the subject matter of the concerns of Deloitte on May 13, 1994 and May 23, 1994. The Audit Committee concluded that the transactions questioned by Deloitte prior to its resignation were properly recorded in the first quarter of 1994, and that the other adjustments to the Registrant's financial results for the first quarter of 1994 were also appropriate.

               The Registrant has authorized Deloitte to respond fully to the inquiries of the Registrant's successor accountant and has requested that Deloitte provide the Registrant with a letter addressed to the SEC, as required by Item 304(a)(3) of Regulation S-K, so that the Registrant can file such letter with the SEC within ten business days after the filing of this report.

          ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.
               --------------------------------------------

                None.

          (b)  Pro Forma Financial Information.
               --------------------------------

                None.










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          (c)  Exhibits.
               ---------

              Exhibit
               No.                             Description
             --------                          -----------

                16.1        Letter re Change in Certifying
                            Accountant*
          _______________

          *    To be filed by amendment.



                                  SIGNATURES

	     Pursuant to the requirements of the Securities Exchange Act of 1934, the
          Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of
          Culver City, State of California, on May 31, 1994.

           IDB COMMUNICATIONS GROUP, INC.


           By:  \s\ Edward R. Cheramy
		              ----------------------
                 Edward R. Cheramy
		               President























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